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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       FEBRUARY 28, 2000



                          JUPITER COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



          DELAWARE                                    000-27537                                 11-3497726
(State or other jurisdiction                         (Commission                               (IRS Employer
      of incorporation)                             File Number)                            Identification No.)



627 BROADWAY, NEW YORK, NEW YORK                                                                   10012
(Address of principal executive offices)                                                         (Zip Code)


Registrant's telephone number, including area code     (212) 780-6060



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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Item 2            ACQUISITION OR DISPOSITION OF ASSETS

                  On March 16, 2000, Jupiter Communications, Inc. ("Jupiter") completed its acquisition of Internet Research Group, a California corporation ("IRG"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Jupiter, IRG Acquisition Corp., a wholly-owned subsidiary of Jupiter ("Merger Sub"), IRG and the shareholders of IRG listed on
Schedule I thereto (the "IRG Shareholders"). The acquisition was accomplished through the merger of Merger Sub with and into IRG (the "Merger"). The Merger was effected through the conversion and exchange of each share of common stock of IRG outstanding immediately prior to the consummation of the Merger into
 .092766387 of a share of Jupiter's common stock. The amount of such consideration was determined based upon arm's-length negotiations between Jupiter and IRG. A copy of the Merger Agreement is attached hereto as Exhibit
2.1 and incorporated herein by reference.

                  A copy of the press release announcing the Merger Agreement and the Purchase Agreement (as defined below) is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5            OTHER EVENTS

                  On February 28, 2000, Jupiter entered into a Stock Purchase Agreement (the "Purchase Agreement") with Net Market Makers, a California corporation ("NMM"), and the shareholders of NMM listed on Schedule I thereto (the "NMM Shareholders"), pursuant to which Jupiter agreed to purchase from the NMM Shareholders (the "Purchase") all the issued and outstanding shares of capital stock of NMM (the "NMM Shares") for consideration consisting of an aggregate of $20.5 million in cash and 274,680 shares of common stock of Jupiter (the "Jupiter Shares"). The amount of such consideration was determined based upon arm's-length negotiations between Jupiter, on one hand, and NMM and the NMM Shareholders, on the other. Jupiter intends to use a portion of the proceeds received from its initial public offering to acquire the NMM Shares upon consummation of the Purchase. The consummation of the Purchase is subject to the satisfaction of certain conditions including, among others, the completion of an audit of NMM's financial statements. A copy of the Purchase Agreement is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Item 7            FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.    The following documents are filed as exhibits to
                               this report:

                  2.1 Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Jupiter Communications, Inc., IRG Acquisition Corp., Internet Research Group and the shareholders of Internet Research Group listed on Schedule I thereto.

                  2.2 Stock Purchase Agreement, dated as of February 28, 2000, among Jupiter Communications, Inc., Net Market Makers, Inc. and the shareholders of Net Market Makers, Inc. listed on Schedule I thereto.

                  99.1         Press Release dated February 29, 2000.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Jupiter Communications, Inc.

                                       /s/ Jean Robinson
Date:  March 30, 2000                  ----------------------------------------
                                       Jean Robinson
                                       Chief Financial Officer

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                                  Exhibit Index


                 Exhibit

                   2.1 Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Jupiter Communications, Inc., IRG Acquisition Corp., Internet Research Group and the shareholders of Internet Research Group listed on Schedule I thereto.

                   2.2 Stock Purchase Agreement, dated as of February 28, 2000, among Jupiter Communications, Inc., Net Market Makers, Inc. and the shareholders of Net Market Makers, Inc. listed on Schedule I thereto.

                   99.1       Press Release dated February 29, 2000.

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